Exhibit 3.2


                                     BY-LAWS

                                       OF

                         MONTANA ACQUISITION CORPORATION


                                    ARTICLE I
                                     OFFICES

     The registered office of the corporation shall be established and maintained in the City of Wilmington, County of New Castle, State of Delaware. The corporation may also have offices at such other places within or without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

                                   ARTICLE II
                                  STOCKHOLDERS

     1. Place of Meetings. Meetings of stockholders shall be held at the registered office of the corporation or at such other place within or without the State of Delaware as the board of directors shall authorize.

     2. Annual Meetings. An annual meeting of the stockholders shall be held for the election of directors on any business day, chosen by the board of directors, within five months after the close of the corporation's preceding fiscal year, at 10:00 o'clock A.M., local time. Any other proper business may be transacted at the annual meeting.

     3. Special Meetings. Special meetings of the stockholders may be called by the board of directors or by the president or secretary. Business transacted at a special meeting of the stockholders shall be confined to the purpose or purposes set forth in the notice of such meeting.

     4. Notice of Stockholders' Meetings. Written notice, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given either personally or by mail to each stockholder entitled to vote at such meeting, not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

     5. Quorum of Shareholders. Unless the certificate of incorporation provides otherwise, the holders of a majority of the shares entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders for the transaction of any business.


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     6. Adjourned  Meetings.  The stockholders  present at a meeting may adjourn
the  meeting  despite  the  absence  of  a  quorum.   When  a  determination  of
stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made, such determination shall apply to any adjournment thereof, unless the board of directors fixes a new record date for the adjourned meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

     7. List of Stockholders. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the election, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

     8. Voting. Unless otherwise provided in the certificate of incorporation, all elections of directors shall be by written ballot. Except as otherwise required by applicable law or as provided in the certificate of incorporation, at each and every meeting of the stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by an instrument in writing. Each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder. Directors shall be elected by a plurality of the votes cast at a meeting of the stockholders by the holders of shares entitled to vote in the election, and any other corporate action to be taken by vote of the stockholders shall be authorized by a majority of the votes cast at a meeting of stockholders by the holders of shares entitled to vote thereon; provided, however, that where a separate vote by class is required, the affirmative vote of the majority of shares of such class present in person or represented by proxy at the meeting shall be the act of such class.

     9. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.


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     10. Written  Consent of  Stockholders.  Any action  required by the General
Corporation Law of the State of Delaware to be taken at any annual or special meeting of stockholders or any action which may be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

                                   ARTICLE III
                                    DIRECTORS

     1. Board of Directors. Except as provided by the General Corporation Law of the State of Delaware or the certificate of incorporation, the business and affairs of the corporation shall be managed by or under the direction of its board of directors.

     2. Number of Directors. The number of directors initially constituting the whole board shall be one (1). The number of directors may be increased or decreased by action of a majority of the whole board subject to the limitation that no such decrease in the number of directors shall shorten the term of any incumbent director.

     3. Election and Term of Directors. At each annual meeting of the stockholders, the stockholders shall elect directors to hold office until the next annual meeting. Each director shall hold office until the expiration of the term for which he is elected, and until his successor has been elected and qualified, or until his prior resignation or removal.

     4. Vacancies and Newly Created Directorships. Unless otherwise provided in the certificate of incorporation, vacancies and newly created directorships resulting from any increase in the author ized number of directors elected by all of the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall hold office until the next meeting of stockholders at which the election of directors is in the regular order of business, and until his successor has been elected and qualified.

     5. Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

     6. Resignation of Directors. A director may resign at any time by giving written notice to the corporation. Unless otherwise specified in the notice, the resignation shall take effect upon receipt


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thereof  by the  corporation.  The  acceptance  of a  resignation  shall  not be necessary to make it effective.

     7. Quorum of Directors. Unless otherwise provided in the certificate of incorporation, a majority of the whole board shall constitute a quorum for the transaction of business.

     8. Action of the Board. Unless otherwise required by law or the certificate of incorporation, the vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     9. Place and Time of Board Meetings. The board of directors may hold its meetings at the office of the corporation or at such other places, either within or without the State of Delaware, as it may from time to time determine.

     10. Regular Annual Meeting. A regular annual meeting of the board of directors shall be held immediately following the annual meeting of stockholders at the place of such annual meeting of stockholders.

     11. Notice of Meetings of the Board; Adjournment. Regular meetings of the board of directors may be held without notice at such time and place as it shall from time to time determine. Special meetings of the board of directors shall be held upon notice to the directors and may be called by the president upon three days' notice to each director either personally or by mail or by wire; special meetings shall be called by the president or by the secretary in a like manner on written request of two directors. A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place. Notice of the adjournment shall be given to all directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to the other directors.

     12. Chairman of Meetings of the Board. At all meetings of the board, a chairman chosen by the board shall preside.

     13. Action by Board of Directors by Written Consent. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

     14. Director and Committee Action by Conference Telephone. Members of the board of directors, or any committee thereof, may participate in a meeting of such board or committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.


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     15.  Committees  of the Board.  The board of directors  may, by  resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors. The board may designate one or more directors as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of such committee.

     16. Compensation of Directors. No compensation shall be paid to directors, as such, for their services, but by resolution of the board, a fixed sum and expenses of actual attendance at each regular or special meeting of the board may be authorized. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     17. Interested Directors. (a) No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

          (1) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; provided, however, that in the event the whole board shall consist of one director, the contract or transaction shall be approved or ratified by vote of the stockholders, as provided below; or

          (2) The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (3) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee thereof, or the stockholders.

          (b) Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IV
                                    OFFICERS

     1. Offices; Election; Term. The officers of the corporation shall be a president, a secretary and a treasurer, and such other officers (including one or more vice presidents) as the board of directors


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


may determine, each of whom shall be elected or appointed by the board of directors and shall have such duties, powers and functions as hereinafter provided. Any number of offices may be held by the same person. Each officer shall hold office for the term for which he is elected or appointed, and until his successor has been elected or appointed and qualified, or until his earlier resignation or removal. Any officer may resign at any time upon written notice to the corporation.

     2. President. The president shall preside at all meetings of stockholders. He shall be an ex officio member of all standing committees and shall, in general, supervise, manage, and control all of the business and affairs of the corporation, subject to the control of the board of directors. He shall have power to sign certificates representing shares of the corporation and to sign and execute all contracts and instruments of conveyance in the name of the corporation, to sign checks, drafts, notes and orders for the payment of money, and to appoint and discharge agents and employees of the corporation, subject to the control of the board of directors. He shall perform all the duties usually incident to the office of president.

     3. Secretary. The secretary shall keep the minutes of all meetings of the board of directors, and the minutes of all meetings of the stockholders, and also, unless otherwise directed, the minutes of all meetings of committees in books provided for that purpose. He shall give, or cause to be given, notice of all meetings of stockholders and directors, and all other notices required by law or by these by-laws, and in case of his absence or refusal so to do, any such notice may be given by any person thereunto directed by the president or by the directors or stockholders upon whose requisition the meeting is called. He shall have charge of the corporate books and records. He shall have custody of the seal of the corporation and affix the same to all instruments requiring it when authorized by the directors or the president, and attest the same. He shall sign with the president or vice-president all certificates representing shares of the corporation. And he shall, in general, perform all the duties incident to the office of secretary.

     4. Treasurer. The treasurer shall have custody of all funds, securities, evidences of indebtedness and other valuable documents of the corporation; when necessary or proper he shall endorse on behalf of the corporation for collection checks, notes and other obligations and shall deposit the same to the credit of the corporation in such bank or banks or depository as the board of directors may designate. He shall receive and give or cause to be given receipts and acquittances for moneys paid in on account of the corporation and shall pay out of the funds on hand all just debts of the corporation of whatever nature upon maturity of the same; he shall enter or cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received and paid out on account of the corporation, and whenever required by the president or the directors, he shall render a statement of his accounts. He shall keep or cause to be kept such other books as will show a true record of the expenses, losses, gains, assets and liabilities of the corporation; he shall at all reasonable times exhibit his books and accounts to any director of the corporation upon application at the office of the corporation during business hours; he shall sign with the president or a vice-president certificates representing shares of the corporation; he shall perform all other duties and acts incident to the office of treasurer. He shall, if required by the board of


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directors,  give the  corporation  security for the faithful  performance of his duties in such sum and with such surety as the board of directors may determine.

     5. Vice-President. The vice-president, if there be one (or, if there be more than one, the executive vice-president) shall, in the absence or disability of the president, perform the duties and exercise the powers of the president. The vice-president(s) shall have such powers and perform such duties as may be delegated to him by the president or prescribed by the board of directors.

     6. Assistant Secretaries and Assistant Treasurers. The assistant secretaries and the assistant treasurers, if there be any, may sign with the president or vice-president, certificates representing shares of the corporation. The assistant secretaries and the assistant treasurers shall have such other powers and shall perform such other duties as may be assigned to them by the board of directors, the president or by the secretary or treasurer, respectively. In the absence or disability of the secretary or the treasurer, the assistant secretary or the assistant treasurer, respectively, shall perform all their duties and exercise all their powers. The assistant treasurer may be required to give security for the faithful performance of his duties in such sum and with such surety as the board of directors may require.

     7. Removal of Officers. Any officer elected or appointed by the board of directors may be removed by the board of directors with or without cause.

     8. Vacancies. If the office of any officer becomes vacant, the directors may appoint any qualified person to fill such vacancy, who shall hold office for the unexpired term of his predecessor and until his successor is elected or appointed and qualified.

     9. Compensation of Officers. The officers shall receive such salary or compensation as may be determined by the board of directors. No officer shall be precluded from receiving any compensation by reason of the fact that he is also a director of the corporation.

                                    ARTICLE V
                                     SHARES

     1. Certificates Representing Shares. The shares of the corporation shall be represented by certificates in such form as shall be prepared or approved by the board of directors and shall be numbered consecutively. The certificates shall be signed by the president or vice-president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.


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     2. Lost,  Destroyed and Stolen Share  Certificates.  Any person  claiming a certificate representing shares to be lost, apparently destroyed or wrongfully taken shall make an affidavit or affirmation of that fact, and, if required by the board of directors, shall give the corporation an indemnity bond in such form and in such amount as the board may determine, to protect it or any person injured by the issue of the new certificate from any liability or expense which
it  or  they  may  incur  by  reason  of  the  original  certificate   remaining
outstanding, whereupon a new certificate may be issued of the same tenor and for the same number of shares as the one alleged to be lost, destroyed or wrongfully taken if the claimant so requests prior to notice to the corporation that the lost, apparently destroyed or wrongfully taken certificate has been acquired by a bona fide purchaser.

     3. Transfer of Shares. The certificated shares of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates duly endorsed or accompanied by evidence of succession, assignment or authority to transfer shall be surrendered to the corporation by the delivery thereof to the person in charge of the list of stockholders and the transfer books and ledgers, or the transfer agent, or to such other person as the board may designate, by whom they shall be canceled, and new certificates shall thereupon be issued. A record shall be made of each transfer, and whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

     4. Record of Stockholders. The corporation shall keep at its office or at the office of its transfer agent or registrar a record containing the names and addresses of all stockholders, the number and class of shares held by each and the dates when they respectively became the owners of record thereof in written form or in any other form capable of being converted into written form within a reasonable time. The corporation shall be protected in treating the persons in whose names shares stand on the record of stockholders as the owners thereof for all purposes, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Delaware.

     5. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, it shall be determined in accordance with the provisions of the laws of the State of Delaware.


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                                   ARTICLE VI
                         AMENDMENT AND REPEAL OF BY-LAWS

     Except as provided in the certificate of incorporation, the by-laws may be adopted, amended or repealed by vote of the stockholders entitled to vote in the election of directors.

                                   ARTICLE VII
                            MISCELLANEOUS PROVISIONS

     1. Fiscal Year. The fiscal year of the corporation shall begin on the first day of January and terminate on the thirty-first (31st) day of December in each calendar year.

     2. Dividends. The board of directors may, but shall not be required to, declare, and the corporation may pay, dividends in cash, in property, or in shares of the corporation's capital stock. Such dividends may be declared or paid out of surplus, or, in case there shall be no such surplus, out of the corporation's net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, upon such terms and conditions provided by the certificate of incorporation or by law. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.

     3. Seal of Corporation. The seal of the corporation shall be circular in form and have inscribed thereon the name of the corporation, the year of its organization, and the words "Corporate Seal" and "Delaware". The seal shall be in the charge of the secretary. If and when so directed by the board of directors or the president, a duplicate of the seal may be kept and used by the secretary, assistant secretary, treasurer or assistant treasurer. The seal may be used by causing it or a facsimile to be affixed or impressed or reproduced in any other manner.

     4. Waivers. Whenever notice is required to be given under any provision of the General Corporation Law of the State of Delaware or of the certificate of incorporation or these by-laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, directors or members of a committee of directors, need be specified in any written waiver of notice unless so required by the certificate of incorporation.

     5. Execution of Instruments. All checks, drafts, notes, contracts or other obligations of the corporation shall be signed or countersigned, executed, verified, or acknowledged by the president or such of the officers of the corporation or by such other person or persons as may be authorized by the board of directors.


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     6. Reference to Certificate of  Incorporation.  References in these by-laws to the certificate of incorporation shall include all amendments thereto or changes thereof unless specifically excepted.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     The corporation shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all persons it may indemnify pursuant thereto.


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